UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Micron Technology, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2005 Annual Meeting of Shareholders
December 6, 2005

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders of Micron Technology, Inc., a Delaware corporation (the “Company”), will be held on December 6, 2005, at 9:00 a.m., Mountain Standard Time, at the Company’s headquarters located at 8000 South Federal Way, Boise, Idaho 83716-9632, for the following purposes:

1.                To elect directors to serve for the ensuing year and until their successors are elected and qualified;

2.                To approve an amendment to the Company’s 2004 Equity Incentive Plan increasing the number of shares reserved for issuance thereunder by 12,000,000;

3.                To ratify the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending August 31, 2006; and

4.                To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on October 12, 2005, are entitled to notice of and to vote at the meeting. A complete list of shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the business to be transacted at the meeting, during ordinary business hours for the ten-day period immediately preceding the date of the meeting, at the Company’s headquarters at 8000 South Federal Way, Boise, Idaho 83716-9632.

Attendance at the Annual Meeting will be limited to shareholders and guests of the Company. Shareholders may be asked to furnish proof of ownership of the Company’s Common Stock before being admitted to the meeting. Directions to the meeting’s location accompany the Proxy Statement.

To ensure your representation at the meeting, you are urged to vote, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Alternatively, shareholders may vote by telephone or electronically via the internet. Please refer to the instructions included with the proxy for additional details. Shareholders attending the meeting may vote in person even if they have already submitted their proxy.

By Order of the Board of Directors
Roderic W. Lewis
Vice President of Legal Affairs,
General Counsel & Corporate Secretary
Boise, Idaho November 7, 2005

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY PROMPTLY.

8000 South Federal Way
Boise, Idaho 83716-9632

PROXY STATEMENT

2005 ANNUAL MEETING OF SHAREHOLDERS

December 6, 2005
9:00 a.m. Mountain Standard Time

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Micron Technology, Inc. (the “Company”), for use at the 2005 Annual Meeting of Shareholders to be held on December 6, 2005, at 9:00 a.m., Mountain Standard Time, or at any adjournment or postponement thereof (the “Annual Meeting”). The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of 2005 Annual Meeting of Shareholders. The Annual Meeting will be held at the Company’s headquarters located at 8000 South Federal Way, Boise, Idaho 83716-9632. Directions to the Annual Meeting accompany this Proxy Statement. The Company’s telephone number is (208) 368-4000.

This Proxy Statement and enclosed proxy card are first being mailed on or about November 7, 2005, to all shareholders entitled to vote at the meeting.

Record Date

Shareholders of record at the close of business on October 12, 2005 (the “Record Date”), are entitled to notice of and to vote at the meeting.

Revocability of Proxy

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by attending the Annual Meeting and voting in person or by delivering to the Company a written notice of revocation or another duly executed proxy bearing a date later than the earlier given proxy.

Solicitation

The cost of solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by the Company’s directors, officers and employees, without additional compensation, personally or by telephone, internet or facsimile. The Company intends to use the services of Georgeson Shareholder Communications, Inc., a proxy solicitation firm, in connection with the solicitation of proxies. Although the exact cost of the solicitation services is not known at this time, it is anticipated that the fees and expenses paid by the Company for these services will be approximately $50,000.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Outstanding Shares

The Company has one class of stock outstanding, common stock, $.10 par value per share (the “Common Stock”). At October 12, 2005, the Record Date, 617,876,892 shares of Common Stock were issued and outstanding and entitled to vote.

Voting Rights and Required Vote

Under the Delaware General Corporation Law and the Company’s Restated Certificate of Incorporation and Bylaws, each shareholder will be entitled to one vote for each share of the Company’s Common Stock held at the Record Date for all matters, including the election of directors, unless cumulative voting for the election of directors is required. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of the Company’s Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” and, with respect to the election of directors, “WITHHOLD” or “DO NOT VOTE FOR,” are treated as being present at the Annual Meeting for the purposes of establishing a quorum and are tallied to determine the shareholders’ decision with respect to the matter voted upon (the “Votes Cast”). Abstentions will have the same effect as voting against a proposal. Broker non-votes will be considered present and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes are not deemed to be Votes Cast and, therefore, will not be included in the tabulation of the voting results with respect to voting results for the election of directors or issues requiring the approval of a majority of Votes Cast.

Shares held in a brokerage account or by another nominee are considered held in “street name” by the shareholder or “beneficial owner.” A broker or nominee holding shares for a beneficial owner may not vote on matters relating to equity compensation plans unless the broker or nominee receives specific voting instructions from the beneficial owner of the shares. As a result, absent specific instructions, brokers or nominees may not vote a beneficial owner’s shares on Proposal 2 and such shares will be considered “broker non-votes” for those proposals.

The seven nominees for director receiving the highest number of “FOR” votes will be elected, regardless of whether any one of them receives the vote of a majority of the Votes Cast. With respect to each other item of business, the “FOR” vote of a majority of the Votes Cast is required in order for such matter to be considered approved by the shareholders. Abstentions and broker non-votes will not count as Votes Cast “FOR” any nominee or proposal.

Cumulative voting for the election of directors shall not be required unless a shareholder has requested cumulative voting by written notice to the Secretary of the Company at least 15 days prior to the date of the meeting. If cumulative voting is required, with respect to the election of directors, each voting shareholder may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute the shareholder’s votes among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than seven candidates. If cumulative voting is required, the persons authorized to vote shares represented by proxies shall have the authority and discretion to vote such shares cumulatively for any candidate or candidates for whom authority to vote has not been withheld.

Voting of Proxies

The shares of the Company’s Common Stock represented by all properly executed proxies received in time for the meeting will be voted in accordance with the directions given by the shareholders. If no instructions are given with respect to a properly executed Proxy timely received by the Company,the shares of the Company’s Common Stock represented thereby will be voted (i) FOR each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors, (ii) FOR approval of an amendment to the Company’s 2004 Equity Incentive Plan increasing the number of shares reserved for issuance thereunder by 12,000,000, (iii) FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for fiscal 2006, and (vi) in the discretion of the proxy holders for such other matter or matters which may properly come before the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth security ownership information as of the Record Date (October 12, 2005), based on the most current information provided to the Company by the beneficial owners, available to the Company from its own records or provided in Securities and Exchange Commission (“SEC”) filings made by the beneficial owners, for (i) persons known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each director, (iii) each Named Executive Officer listed in the “Summary Compensation Table” set forth herein, and (iv) all directors and executive officers as a group:

Name and Address of Beneficial Owner	Number of Shares Owned (1)	Right to Acquire (2)	Total	Percent of Class (3)
Barclays Global Investors, NA (4)	32,806,595	—	32,806,595	5.3%
45 Fremont Street San Francisco, CA 94105
Brandes Investment Partners, L.P. (5)	63,886,621	—	63,886,621	10.3%
11988 El Camino Real, Suite 500
San Diego, CA 92130
Capital Research and Management Company (6)	89,805,000	3,817,440	93,622,440	15.2%
333 South Hope Street
Los Angeles, CA 90071-1406
Citigroup, Global Markets, Inc. (7)	49,018,000	—	49,018,000	7.9%
388 Greenwich Street
New York, NY 10013
Goldman Sachs & Co. (8)	31,923,777	—	31,923,777	5.2%
85 Broad Street
New York, NY 10004
Intel Capital Corporation (9)	—	33,860,045	33,860,045	5.5%
2200 Mission College Boulevard
Santa Clara, CA 95025
PRIMECAP Management Company (10)	55,367,806	—	55,367,806	9.0%
225 South Lake Avenue, Suite 400
Pasadena, CA 91101-3005
Steven R. Appleton (11)	771,438	2,760,000	3,531,438	*
James W. Bagley (12)	5,000	91,283	96,283	*
Robert J. Gove	105,908	837,000	942,908	*
Mercedes Johnson (12)	3,580	17,500	21,080	*
Roderic W. Lewis	166,515	1,580,000	1,746,515	*
Robert A. Lothrop (12)(13)	94,288	80,933	175,221	*
Lawrence N. Mondry (12)	2,500	17,500	20,000	*
Michael W. Sadler	139,280	1,464,000	1,603,280	*
Gordon C. Smith (12)(14)	12,754	41,000	53,754	*
Wilbur G. Stover, Jr. (15)	137,000	1,497,000	1,634,000	*
William P. Weber (12)	78,848	60,000	138,848	*
All directors and executive officers as a group (16 persons)	2,530,063	14,007,716	16,537,779	2.7%

*       Represents less than 1% of shares outstanding

(1)   Excludes shares that may be acquired through the exercise of outstanding stock options. Includes shares of restricted stock that are subject to a risk of forfeiture.

(2)   Represents shares that an individual or entity has a right to acquire within 60 days of October 12, 2005.

(3)   For purposes of calculating the Percent of Class, shares that the person or entity had a Right to Acquire are deemed to be outstanding when calculating the Percent of Class of such person or entity, but are not deemed to be outstanding for the purpose of calculating the Percent of Class of any other person or entity.

(4)   Barclays Global Investors, NA, and its affiliates have sole voting power as to 29,458,728 shares and sole dispositive power as to 32,806,595 shares. This information is taken from a Schedule 13G dated December 31, 2004.

(5)   Brandes Investment Partners have shared voting power as to 50,925,672 shares and shared dispositive power as to 63,886,621 shares. This information is taken from a Schedule 13G dated February 28, 2005.

(6)   Includes 27,510,000 shares held by The Growth Fund of America, Inc. (the “Growth Fund”). The Growth Fund is an investment company advised by Capital Research and Management Company. The Growth Fund has sole voting power as to 27,510,000 shares. Capital Research and Management Company has sole dispositive power and no voting power with respect to 66,112,440 shares. Shares in the “Right to Acquire” column reflect 3,817,440 shares issuable upon conversion of $45,000,000 principal amount of the Company’s 2.5% Convertible Notes due February 1, 2010. This information is taken from Schedule 13G dated December 31, 2004.

(7)   Citigroup Global Markets, Inc. has shared voting and dispositive power with respect to all shares. This information was confirmed by a representative Citigroup, Inc. on October 13, 2005.

(8)   Goldman Sachs & Co. has shared voting power as to 31,917,475 shares and shared dispositive power as to 31,923,777 shares. This information is taken from a Schedule 13G dated December 31, 2004.

(9)   Intel Capital Corporation holds stock rights exchangeable, at their option, into 33,860,045 shares of the Company’s Common Stock.

(10) PRIMECAP Management Company has sole dispositive power as to all shares and sole voting power as to 6,184,969 shares. PRIMECAP Management Company’s holdings include 36,512,373 shares held by Vanguard PRIMECAP Fund. This information was confirmed by a representative of PRIMECAP Management Company on October 12, 2005.

(11) Includes 20,000 shares beneficially owned by Mesa L.P.

(12) Does not include 5,000 shares of Restricted Stock awarded after the Record Date on October 14, 2005.

(13) Includes 82,464 shares beneficially owned in joint tenancy with Mr. Lothrop’s spouse and 848 shares beneficially owned by Mr. Lothrop’s spouse.

(14) Includes 7,754 shares beneficially owned by SFG LLC.

(15) Includes 3,900 shares beneficially owned by Mr. Stover’s minor children.

BUSINESS TO BE TRANSACTED

PROPOSAL 1. ELECTION OF DIRECTORS

Nominees

The Company’s Bylaws currently provide for seven directors and it is contemplated that a board of seven directors will be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management’s seven nominees named below, all of whom are presently directors of the Company. If any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until such person’s successor has been elected and qualified, except in the case of earlier resignation or removal. Officers are appointed annually by the Board of Directors and serve until their successors are duly chosen and qualified, except in the case of earlier resignation or removal. The names of the seven nominees and certain information about them are set forth below:

Name of Nominee	Age	Principal Occupation	Served as a Director Since
Steven R. Appleton	45	Chairman, Chief Executive Officer and President of the Company	1994
James W. Bagley	66	Executive Chairman of Lam Research Corporation	1997
Mercedes Johnson	51	Former Senior Vice President, Finance, of Lam Research Corporation	2005
Robert A. Lothrop	79	Retired, former Senior Vice President of J.R. Simplot Company	1994
Lawrence N. Mondry	45	Chief Executive Officer of CompUSA Inc.	2005
Gordon C. Smith	76	Chairman and Chief Executive Officer of SFG LLC	1990
William P. Weber	65	Retired, former Vice Chairman of Texas Instruments Incorporated	1998

Set forth below are the principal occupations of the nominees for at least the past five years:

Steven R. Appleton joined the Company in February 1983 and has served in various capacities with the Company and its subsidiaries. Mr. Appleton first became an officer of the Company in August 1989 and has served in various officer positions with the Company since that time. From April 1991 until July 1992 and since May 1994, Mr. Appleton has served on the Company’s Board of Directors. Since September 1994, Mr. Appleton has served as the Chief Executive Officer, President and Chairman of the Board of Directors of the Company. Mr. Appleton is a member of the Board of Directors of National Semiconductor Corporation. Mr. Appleton holds a BA in Business Management from Boise State University.

James W. Bagley became the Executive Chairman of Lam Research Corporation (“Lam”), a supplier of semiconductor manufacturing equipment, in June 2005. From August 1997 through June 2005, Mr. Bagley served as the Chairman and Chief Executive Officer of Lam. Mr. Bagley is a member of the Board of Directors of Teradyne, Inc. He has served on the Company’s Board of Directors since June 1997. Mr. Bagley holds a BS and MS in Electrical Engineering from Mississippi State University. Mr. Bagley serves as the presiding director of executive sessions of the Company’s Board of Directors.

Mercedes Johnson served as the Senior Vice President, Finance, of Lam from June 2004 to January 2005 and as Lam’s Chief Financial Officer from May 1997 to May 2004. Prior to joining Lam, Ms. Johnson spent 10 years with Applied Materials, Inc., where she served in various senior financial management positions, including vice president and worldwide operations controller. Ms. Johnson holds a degree in accounting from the University of Buenos Aires and currently serves on the Board of Directors for Intersil Corporation. Ms. Johnson serves on the Board’s Audit Committee.

Robert A. Lothrop served as Senior Vice President of J.R. Simplot Company, an agribusiness company, from January 1986 until his retirement in January 1991. From August 1986 until July 1992 and since May 1994, Mr. Lothrop has served on the Board of Directors of the Company. Mr. Lothrop holds a BS in Engineering from the University of Idaho. Mr. Lothrop serves on the Board’s Audit Committee and the Governance and Compensation Committee.

Lawrence N. Mondry serves as the Chief Executive Officer of CompUSA Inc., a position he has held since 2003. Mr. Mondry joined CompUSA in 1990 as Senior Vice President and General Merchandise Manager. He was promoted to Executive Vice President-Merchandising in 1993, and President and Chief Operating Officer of CompUSA Stores in 2000. Mr. Mondry currently serves on the Board of Directors for Golfsmith, Inc. Mr. Mondry serves on the Board’s Governance and Compensation Committee.

Gordon C. Smith has served as the Chairman and Chief Executive Officer of SFG LLC, a holding company for agriculture operations and other investments, since January 2005. Mr. Smith has also served as Chairman and Chief Executive Officer of G.C. Smith LLC since May 2000. From July 1980 to March 1994, Mr. Smith served in various management positions with J.R. Simplot Company, including four years as President and Chief Executive Officer, and seven years as Chief Financial Officer. From February 1982 until February 1984 and since September 1990, he has served on the Company’s Board of Directors. Mr. Smith holds a BS in Accounting from Idaho State University. Mr. Smith is the Chairman of the Board’s Audit Committee.

William P. Weber served in various capacities with Texas Instruments Incorporated, a semiconductor manufacturing company, and its subsidiaries from 1962 until April 1998. From December 1986 until December 1993, he served as the President of Texas Instruments’ worldwide semiconductor operations and from December 1993 until his retirement in April 1998, he served as Vice Chairman of Texas Instruments Incorporated. He has served on the Company’s Board of Directors since July 1998. Mr. Weber holds a BS in Engineering from Lamar University and a MS in Engineering from Southern Methodist University. Mr. Weber is the Chairman of the Board’s Governance and Compensation Committee.

There is no family relationship between any director or executive officer of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own beneficially more than 10% of the Common Stock of the Company, to file reports of ownership and changes of ownership with the SEC and the New York Stock Exchange (“NYSE”). Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the directors, executive officers, and greater than 10% beneficial owners complied with all applicable filing requirements during the fiscal year ended September 1, 2005, except for Thomas Nicholson who filed a late Form 4 on July 29, 2005, relating to one transaction. Mr. Nicholson served on the Company’s Board of Directors during fiscal 2005.

Certain Relationships and Related Transactions

During fiscal 2005, the Company paid $65.6 million to Lam Research Corporation for semiconductor manufacturing equipment and related services. Mr. Bagley is the current Executive Chairman and former Chief Executive Officer of Lam Research Corporation and, for a portion of fiscal 2005, Ms. Johnson served as the Senior Vice President, Finance, of Lam Research Corporation.

During fiscal 2005, the Grove Hotel and Qwest Arena in Boise, Idaho, received approximately $370,000 for business conducted with the Company. The Company uses the Grove Hotel for business visitors and conferences, and leases a suite for events at the Qwest Arena. Mr. Appleton has an interest in a limited liability company that is a minority owner of the Grove Hotel and Qwest Arena.

During fiscal 2005, the Company received $214.6 million from Intel Corporation for purchases of the Company’s semiconductor memory products. In addition, the Company has an outstanding technology development agreement with Intel, pursuant to which the Company is obligated to make four payments to Intel of $3.5 million beginning in fiscal 2005 and ending in fiscal 2007. In fiscal 2005, the Company paid $7.0 million under this agreement. In fiscal 2005, the Company also made payments of approximately $116,000 to Intel for purchases of products.

During the period from March 2, 2005 to April 3, 2005, the Company made payments to FormFactor, Inc. of approximately $225,000 for the purchase of probe cards. Ronald Foster served as a member of the Company’s Board of Directors and the Chief Financial Officer of FormFactor, Inc. during that time period. Mr. Foster resigned from the Company’s Board of Directors on April 3, 2005.

Board Meetings and Committees

The Board of Directors of the Company held five meetings during fiscal 2005. In fiscal 2005, the Board of Directors had a standing Audit Committee and a standing Governance and Compensation Committee. During fiscal 2005, the Audit Committee met ten times and the Governance and Compensation Committee met five times. All incumbent directors, except for Mr. Mondry, attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board on which they served, during fiscal 2005. All incumbent directors, except Mr. Smith, attended the Company’s Annual Meeting of Shareholders in 2004.

All committees of the Board of Directors have written charters that comply with federal and NYSE rules relating to corporate governance matters. Copies of the committee charters as well as the Company’s Corporate Governance Guidelines are available on the Corporate Governance page of the Company’s website at www.micron.com. The Board has determined that the members of the Audit Committee and the members of the Governance and Compensation Committee satisfy the independence requirements of applicable federal laws and the listing standards of the NYSE for such committees.

Audit Committee

Messrs. Lothrop and Smith and Ms. Johnson currently serve on the Audit Committee, which is a standing committee of the Board of Directors. At various times in fiscal 2005, former directors Thomas Nicholson and Ronald Foster also served on the Audit Committee. Mr. Smith is the Chairman of the Audit Committee. The Board has determined that each of Mr. Smith and Ms. Johnson qualify as an “audit committee financial expert” for purposes of the rules and regulations of the Securities and Exchange Commission. Each member of the Audit Committee is independent within the meaning of the NYSE listing requirements applicable to members of a listed company’s audit committee. The purpose of the Audit Committee is to assist the Board in overseeing and monitoring (i) the integrity of the Company’s financial statements, (ii) the performance of the Company’s internal audit function and its Independent Registered Public Accounting Firm, (iii) the qualifications and independence of the Company’s

Independent Registered Public Accounting Firm, and (iv) the Company’s compliance with legal and regulatory requirements. The Audit Committee is also responsible for preparing the Audit Committee report that is included in the Company’s annual Proxy Statement. See “Report of the Audit Committee of the Board of Directors.” The complete duties and responsibilities of the Audit Committee are set forth in its written charter, which is available at www.micron.com.

Governance and Compensation Committee

Messrs. Lothrop, Mondry and Weber currently serve on the Governance and Compensation Committee which is a standing committee of the Board of Directors. Thomas Nicholson served on the Governance and Compensation Committee during fiscal 2005. Mr. Weber is the Chairman of the Governance and Compensation Committee. Each member of the Committee is independent within the meaning of the NYSE listing requirements applicable to members of a listed company’s nominating/corporate governance committee. The Governance and Compensation Committee is responsible for reviewing and approving the compensation of the Company’s officers. See “Report of the Governance and Compensation Committee of the Board of Directors Regarding Executive Compensation.” The responsibilities of the Governance and Compensation Committee also include assisting the Board in discharging its duties with respect to (i) the identification and selection of nominees to the Company’s Board of Directors and (ii) the development of Corporate Governance Guidelines for the Company. The complete duties and responsibilities of the Governance and Compensation Committee are set forth in its written charter, which is available at www.micron.com.

The Governance and Compensation Committee is responsible for identifying nominees for the Company’s Board of Directors. There are no minimum qualifications that nominees must possess but the following factors are strongly considered by the Governance and Compensation Committee in making its recommendations: substantial experience in the semiconductor industry or related industries; strong business acumen and judgment; excellent interpersonal skills; business relationships with key individuals in industry, government and education that may be of significant assistance to the Company and its operations; familiarity with accounting rules and practices; and “independence” as defined and required by NYSE Listing Application Standards and relevant rules and regulations of the SEC. In fiscal 2004, the Board of Directors determined that it would be advisable to add additional members to the Board. To that end, the Governance and Compensation Committee engaged a third party executive search firm to assist them in the identification and evaluation of potential candidates to the Company’s Board of Directors. As a result of such executive search firm’s efforts, Mr. Mondry and Ms. Johnson were added to the Company’s Board of Directors in 2005. It is currently anticipated that additional candidates identified by the executive search firm will join the Company’s Board of Directors in fiscal 2006.

The Governance and Compensation Committee will consider director nominee recommendations from shareholders. Shareholder recommendations are subject to the same criteria used to evaluate other candidates. Shareholders wishing to recommend a prospective nominee should submit the candidate’s name and qualifications to the Company’s Corporate Secretary at corporatesecretary@micron.com. The Company’s Bylaws contain the provisions that address the process by which a shareholder may actually nominate an individual to stand for election to the Company’s Board of Directors. A copy of the Company’s Bylaws can be found on the Corporate Governance page of its website at www.micron.com. During fiscal 2005, the Company received no director nominations from shareholders.

Executive Sessions and Communications with Board

The Board of Directors meets regularly in executive sessions in which only non-employee directors are present. On September 27, 2005, Mr. Bagley was reappointed to preside at these executive sessions for fiscal 2006. Shareholders wishing to communicate with the Company’s Board of Directors may contact Mr. Bagley at Lam Research Corporation, 4650 Cushing Parkway Fremont, CA 94538 or call (510) 572-0200. Mr. Bagley can also be reached via email at bagley@lamrc.com.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of the Company. A copy of the Micron Code of Business Conduct and Ethics is available on the Company’s website at www.micron.com/code. Any amendments or waivers of the Code of Business Conduct and Ethics will also be posted on the Company’s website within four business days of the amendment or waiver.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table summarizes compensation earned by the Company’s Chief Executive Officer and the Company’s other four most highly compensated executive officers during fiscal 2005 (collectively, the “Named Executive Officers”) for all services rendered to the Company and its subsidiaries for each of the last three completed fiscal years:

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary (1)	Bonus	Restricted Stock Award (2)	Options Granted (3)	All Other Compensation (4)
Steven R. Appleton (5)	2005	$845,962	$542,680	$851,900	420,000	$78,471
Chairman, CEO & President	2004	600,000	686,311	0	600,000	260,870
	2003	0	0	0	680,000	0
Robert J. Gove (6)	2005	307,981	340,733	243,400	110,000	6,909
Vice President of Imaging	2004	281,821	455,103	0	200,000	1,500
Group	2003	256,500	0	0	230,000	1,500
Roderic W. Lewis (7)	2005	348,789	251,465	304,250	130,000	18,645
Vice President of Legal Affairs,	2004	325,219	509,972	0	250,000	140,199
General Counsel & Corporate Secretary	2003	271,350	0	0	340,000	11,610
Michael W. Sadler (8)	2005	348,789	255,280	243,400	130,000	6,909
Vice President of Worldwide	2004	323,262	516,655	0	250,000	33,286
Sales	2003	271,350	0	0	340,000	1,500
Wilbur G. Stover, Jr. (9)	2005	413,789	298,083	243,400	130,000	13,294
Vice President of Finance &	2004	385,985	477,584	0	225,000	171,026
CFO	2003	324,000	0	0	340,000	1,500

(1)          Includes compensation deferred by the named executive under the Company’s 401(k) retirement plan. Amounts for 2003 and 2004 reflect salary reductions in place for executive officers from June 24, 2001 to December 5, 2003.

(2)          Restricted stock was awarded on November 19, 2004, to Messrs. Appleton, Gove, Lewis, Sadler and Stover in the amounts of 70,000, 20,000, 25,000, 20,000 and 20,000 shares, respectively. The restricted stock was granted pursuant to the Company’s 2004 Equity Incentive Plan and has restrictions that lapse in equal installments over three years. The value of the restricted stock was based on the fair market value of the Company’s Common Stock on the date of grant.

(3)          Includes options to purchase shares of the Company’s Common Stock under the Company’s 1994 Stock Option Plan and 2001 Stock Option Plan.

(4)          Amounts for 2005 for all Named Executive Officers include Company contributions in the amount of $6,909 under the Company’s 401(k) retirement plan. Amounts for 2004 and 2003 for all Named Executive Officers except Mr. Appleton include Company contributions in the amount of $1,500 under the Company’s 401(k) retirement plan.

(5)          Salary amounts for Mr. Appleton reflect the fact that from October 28, 2001 through December 4, 2003, he received no salary. Mr. Appleton’s bonus amount for 2005 reflects Executive Officer Incentive Plan award of $517,688 and profit distribution of $24,992. Bonus amounts for 2004 reflect executive officer bonus award of $671,458 and profit distribution of $14,853. All Other Compensation for 2005 includes payments under the Company’s time-off plan for time accrued in excess of 999 hours totaling $71,563. All Other Compensation for 2004 includes executive bonuses previously earned but unpaid with respect to fiscal 1997 performance of $211,908, payments under the Company’s time-off plan for time accrued in excess of 999 hours totaling $45,962 and Company contributions in the amount of $3,000 under the Company’s 401(k) retirement plan.

(6)          Mr. Gove’s bonus amount for 2005 reflects Executive Officer Incentive Plan award of $281,337, profit distribution of $9,396 and a performance bonus of $50,000. Bonus amounts for 2004 reflect executive officer bonus award of $369,302, profit distribution of $5,468, performance bonus of $80,000 and a patent bonus of $333.

(7)          Mr. Lewis’s bonus amount for 2005 reflects Executive Officer Incentive Plan award of $240,913 and profit distribution of $10,552. Bonus amounts for 2004 reflect executive officer bonus award of $503,593 and profit distribution of $6,379. All Other Compensation for 2005 includes payments under the Company’s time-off plan for time accrued in excess of 999 hours totaling $11,736. All Other Compensation for 2004 includes executive bonuses previously earned but unpaid with respect to fiscal 1997 performance of $127,145, and payments under the Company’s time-off plan for time accrued in excess of 999 hours totaling $11,554. All Other Compensation for 2003 includes payments under the Company’s time-off plan for time accrued in excess of 999 hours totaling $10,110.

(8)          Mr. Sadler’s bonus amount for 2005 reflects Executive Officer Incentive Plan award of $240,913, profit distribution of $10,552 and a sales bonus of $3,815. Bonus amounts for 2004 reflect executive officer bonus award of $503,593, profit distribution of $6,379 and sales bonuses totaling $6,683. All Other Compensation for 2004 includes executive bonuses previously earned but unpaid with respect to fiscal 1997 performance of $31,786.

(9)          Mr. Stover’s bonus amount for 2005 reflects Executive Officer Incentive Plan award of $285,654 and profit distribution of $12,429. Bonus amounts for 2004 reflect executive officer bonus award of $470,000 and profit distribution of $7,563. All Other Compensation for 2005 includes payments under the Company’s time-off plan for time accrued in excess of 999 hours totaling $6,385. All Other Compensation for 2004 includes executive bonuses previously earned but unpaid with respect to fiscal 1997 performance of $169,526.

OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information regarding options to purchase the Company’s Common Stock granted to the Named Executive Officers in fiscal 2005:

	Options	Percent of Total Options Granted to Employees in	Exercise or Base Price Per	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Granted (1)	Fiscal Year	Share (2)	Date	5%	10%
Steven R. Appleton	420,000	2.56%	$12.03	10/01/2010	$1,718,367	$3,898,389
Robert J. Gove	110,000	0.67%	12.03	10/01/2010	450,049	1,021,007
Roderic W. Lewis	130,000	0.79%	12.03	10/01/2010	531,876	1,206,644
Michael W. Sadler	130,000	0.79%	12.03	10/01/2010	531,876	1,206,644
Wilbur G. Stover, Jr.	130,000	0.79%	12.03	10/01/2010	531,876	1,206,644

(1)          Options vest 25% per year over a four year period.

(2)          All options were granted with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. The fair market value as stated in the Company’s 2001 Stock Option Plan is the average closing price as quoted on the NYSE for the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the administrator deems reliable.

(3)          Potential realizable value is based on an assumption that the stock price for the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. Potential realizable value is shown net of exercise price. The numbers are calculated based on the regulations promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The following table provides information regarding option exercises in fiscal 2005 by the Named Executive Officers and the value of such officers’ unexercised options at September 1, 2005:

	Number of Shares		Number of Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End (1)
Name	Acquired on Exercise	Value Realized	Exercisable (E) Unexercisable (U)		Exercisable (E) Unexercisable (U)
Steven R. Appleton	—	$—	2,760,000	(E)	$110,000	(E)
			40,000	(U)	110,000	(U)
Robert J. Gove	—	—	837,000	(E)	41,250	(E)
			15,000	(U)	41,250	(U)
Roderic W. Lewis	—	—	1,580,000	(E)	55,000	(E)
			20,000	(U)	55,000	(U)
Michael W. Sadler	—	—	1,464,000	(E)	55,000	(E)
			20,000	(U)	55,000	(U)
Wilbur G. Stover, Jr.	—	—	1,497,000	(E)	55,000	(E)
			20,000	(U)	55,000	(U)

(1)          Represents the difference between the exercise price of the options and $11.91, the fair market value of the Company’s Common Stock on September 1, 2005.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 1, 2005, regarding Common Stock that may be issued pursuant to the Company’s equity compensation plans:

	(a) Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights	(b) Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights	(c) Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
Equity Compensation Plans Approved by Shareholders (1)	79,750,016	$21.84	30,411,164	(2)
Equity Compensation Plans Not Approved by
Shareholders (3)(4)	39,306,447	18.06	13,970,732
Totals	119,056,463	20.59	44,381,896

(1)          Includes shares issuable upon exercise of options granted pursuant to the Company’s 1994 Stock Option Plan, 2001 Stock Option Plan, 2004 Equity Incentive Plan and rights under the 1998 Director’s Stock Incentive Plan.

(2)          Includes 3,224,074 shares reserved for issuance under the Company’s 1989 Employee Stock Purchase Plan.

(3)          Includes shares issuable upon exercise of options granted pursuant to the Company’s Nonstatutory Stock Option Plan, 1998 Nonstatutory Stock Option Plan, 1997 Nonstatutory Stock Option Plan and the 2002 Employee Inducement Stock Option Plan. Options granted under the aforementioned plans have terms ranging from six to ten years. The exercise price and the vesting schedule of options granted under the Nonstatutory Plans are determined by the administrators of the plans or the Company’s Board of Directors. Executive officers and directors do not participate in the aforementioned plans.

(4)          Does not include 16,761 shares with a weighted average exercise price of $6.05 issuable upon exercise of options outstanding under the Rendition 1994 Equity Incentive Plan. This plan was assumed by the Company in connection with its acquisition of Rendition, Inc. in September 1998. Does not include 71,748 shares with a weighted average exercise price of $0.87 issuable upon exercise of options outstanding under the Micron Quantum Devices (“MQD”) 1996 Stock Option Plan. This plan was assumed by the Company in connection with the merger of MQD (a former subsidiary of the Company) into the Company in February 1998.

Compensation of Directors

Directors who are employees of the Company receive no additional or special remuneration for their service as directors. Directors who are not employees of the Company are entitled to receive an annual retainer of $50,000. Pursuant to the Company’s 1998 Non-Employee Director’s Stock Incentive Plan (“DSIP”), non-employee directors may elect to take some or all of their annual retainer in the form of cash, shares of Common Stock or deferred rights to receive Common Stock upon termination as a director. As of October 12, 2005, Messrs. Bagley and Lothrop had deferred rights to receive 19,283 and 8,933 shares of Common Stock, respectively, under the DSIP. The Company also reimburses directors for travel and lodging expenses, if any, incurred in connection with attendance at Board of Directors’ meetings. The chairman of the Audit Committee and the chairman of the Governance and Compensation Committee each receive $10,000 per year for their services as committee chairman. Except for the foregoing, directors do not receive any additional or special remuneration for their service on any of the committees established by the Board of Directors.

Mr. Lothrop has entered into an agreement with the Company pursuant to which his receipt of the director fees he earned prior to January 1999 is deferred until the first business day of the calendar year in which he no longer serves as a director of the Company. Deferred amounts, in the case of his termination of service as a director, are paid in five annual installments. In the event of death, the balance then owed is paid in a single sum as soon as practicable following death. All amounts deferred are recorded as a liability in the records of the Company. Such amounts accrue interest monthly at a rate equal to the Company’s average investment portfolio yield for such month.

Non-employee members of the Board of Directors receive an annual equity award from the Company. Prior to fiscal 2005, these equity awards were comprised exclusively of options to purchase the Company’s Common Stock. In fiscal 2005, the composition of the annual equity award was changed to include both stock options and shares of restricted stock, with non-employee directors receiving options to purchase 7,500 shares of Common Stock and 2,500 shares of restricted stock. In fiscal 2006, the restricted stock component of the annual equity award was increased to 7,500 shares; the option component remained unchanged. Stock options awarded to the non-employee directors are fully vested and have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. The restrictions associated with the restricted stock awarded to non-employee directors lapse over one or two years. Upon their appointment to the Company’s Board of Directors, Ms. Johnson and Mr. Mondry were each awarded options to purchase 10,000 shares of Common Stock. The following table shows outstanding equity awards to non-employee directors as of October 14, 2005:

	Stock Options		Restricted Stock
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Value at Grant Date
James W. Bagley	72,000	$26.24	10,000	$126,450
Mercedes Johnson	17,500	11.27	7,500	96,025
Robert A. Lothrop	72,000	26.24	10,000	126,450
Lawrence N. Mondry	17,500	10.99	7,500	96,025
Gordon C. Smith	41,000	33.63	10,000	126,450
William P. Weber	60,000	26.09	10,000	126,450

Termination of Employment Agreements and Change in Control Arrangement

Severance Agreements

The Company has entered into Severance Agreements with each of the Company’s Named Executive Officers relating to termination of employment or status as an officer of the Company and compensation upon such termination. The Severance Agreements allow either the Company or the officer to terminate the officer’s employment with the Company or the officer’s status as an officer of the Company, for any reason (including death), voluntary or involuntary, with or without cause. The Severance Agreements generally provide for a “Transition Period” which begins upon termination of the officer’s employment with the Company or status as an officer of the Company and ends after a period of 184 days plus any unused time the officer had remaining under the Company’s time-off plan, even if the officer dies during the Transition Period. Provided the officer complies with noncompetition obligations following employment and the terms of the Severance Agreement, the officer is entitled to receive compensation during the Transition Period equivalent to all benefits customarily provided to such officer while employed including, but not limited to, salary, bonuses, executive bonuses, benefits and continued vesting of any granted stock options. “Customarily provided” refers to the Company’s practices and plans with respect to the officer’s benefits and compensation in effect as of the date of the officer’s date of termination of employment or status as an officer (“Termination Date”). However, such terminated officers are not entitled to any new grants of interest in future executive bonus pools (cash or equity), any new grants of stock options, or the payment of any compensation that would be deferred past the Transition Period due to payment criteria of an incentive program, as those criteria existed as of the Termination Date.

Change in Control Arrangement

The Company does not have any change in control arrangements in place with its executive officers or directors. Pursuant to the terms of the Company’s equity compensation plans, equity awards may be substituted, assumed or accelerated upon a change in control, depending upon the circumstances.

Board Committee Reports

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports by the Audit and the Governance and Compensation Committees of the Board of Directors and the performance graph set forth herein shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This report has been prepared by the Audit Committee of the Board of Directors. Messrs. Lothrop, Smith and Ms. Johnson currently serve on the Audit Committee. At times during fiscal 2005, former directors Thomas Nicholson and Ronald Foster also served on the Audit Committee. Mr. Smith serves as Chairman of the Audit Committee and the Board of Directors determined that Mr. Smith and Ms. Johnson both qualify as an “audit committee financial expert” for purposes of the rules and regulations of the Securities and Exchange Commission. The Board of Directors has determined that the members of the Audit Committee satisfy the independence requirements of applicable federal laws and the listing standards of the NYSE.

The purpose of the Audit Committee is to assist the Board of Directors in overseeing and monitoring (i) the integrity of the Company’s financial statements, (ii) the performance of the Company’s internal audit function and its Independent Registered Public Accounting Firm, (iii) the qualifications and independence of the Company’s Independent Registered Public Accounting Firm, and (iv) the Company’s compliance with legal and regulatory requirements. The Audit Committee is also responsible for preparing this report for inclusion in the Proxy Statement.

We have reviewed and discussed the Company’s audited financial statements with the Company’s management, which has primary responsibility for such financial statements. PricewaterhouseCoopers LLP (“PwC”), the Company’s Independent Registered Public Accounting Firm for fiscal 2005, has expressed in the Company’s Annual Report on Form 10-K its opinion as to the conformity of the Company’s consolidated financial statements with accounting principles generally accepted in the United States. The Audit Committee has discussed with PwC the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). PwC has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with PwC its independence. The Audit Committee also concluded that PwC’s provision of non-audit services to the Company, as described below, is compatible with PwC’s independence.

Fees charged to the Company for services performed by PwC for fiscal 2005 and 2004 were as follows:

	2005	2004
	(amounts in millions)
Audit fees (1)	$3.6	$1.4
Audit-related fees	0.0	0.0
Tax fees (2)	0.8	0.6
All other fees	0.0	0.0
	$4.4	$2.0

(1)          Includes fees related to the audit of the Company’s financial statements, fees for services provided in connection with statutory and regulatory filings and, in the case of fiscal 2005, fees for attestation services related to the Company’s internal control over financial reporting, as required by the Sarbanes Oxley Act of 2002.

(2)          Reflects primarily fees for expatriate tax services.

Audit and non-audit services performed by PwC are approved by the Audit Committee in advance of services being provided.

On the basis of the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that they approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal 2005; appointed PwC as the Independent Registered Public Accounting Firm of the Company for the Company’s fiscal year ending August 31, 2006, and approved and authorized PwC to carry out and perform certain specified non-audit services for the Company in fiscal 2006.

While the Audit Committee has performed the above functions, management, and not the Audit Committee, has the primary responsibility for (i) preparing the Company’s consolidated financial statements and for the reporting process in general, and (ii) establishing and maintaining internal controls. Similarly, it is the responsibility of the Independent Registered Public Accounting Firm, and not the Audit Committee, to conduct the audit of the Company’s consolidated financial statements and express an opinion as to the conformity of the financial statements with accounting principles generally accepted in the United States.

Audit Committee of the Board of Directors,

Mercedes Johnson
Robert A. Lothrop
Gordon C. Smith

REPORT OF THE GOVERNANCE AND COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION

Governance and Compensation Committee

This report has been prepared by the Governance and Compensation Committee of the Board of Directors of the Company. Messrs. Lothrop, Mondry and Weber served as members of the Governance and Compensation Committee during fiscal 2005. Former director, Thomas Nicholson, also served on the Governance and Compensation Committee in fiscal 2005. Mr. Weber is the Chairman of the Governance and Compensation Committee. Each of the members of the Governance and Compensation Committee are independent, as such term is defined under existing NYSE listing standards. The Governance and Compensation Committee meets at least annually or more frequently as the Company’s Board of Directors may request. During fiscal 2005, the Governance and Compensation Committee met five times. In fiscal 2005, the Governance and Compensation Committee’s responsibilities included, among others, the review of executive officer compensation. Compensation for the Company’s executive officers for fiscal 2005, including base salary, performance bonuses, stock option grants, and other compensation, were determined by the Governance and Compensation Committee and reviewed by the Company’s Board of Directors.

Executive Officer Compensation

The executive officer compensation programs utilized by the Company in fiscal 2005 are described below for the purpose of providing a general understanding of the various components of executive officer compensation.

Purpose

Executive officer compensation programs of the Company are designed to attract, retain and reward highly qualified executive officers who are important to the Company’s success and to provide incentives for outstanding performance at the individual, business-unit and Company-wide level.

Cash Compensation

Base Salary.   Base salaries are established primarily upon an evaluation of the executive officer’s position and contributions to the Company, including (i) competitive market compensation levels, (ii) individual performance, (iii) level of responsibility, both in absolute terms and relative to other officers within the Company, (iv) technical expertise, (v) Company performance and (vi) length of service.

Executive Officer Performance Incentive Plan.   In November 2004, the Company’s shareholders approved the Executive Officer Performance Incentive Plan. The purpose of the Executive Officer Performance Incentive Plan is to attract, retain and reward qualified executives who are important to the Company’s success by providing them with cash awards for outstanding performance at the individual, business-unit and Company-wide level. Both financial and non-financial metrics are used to measure performance under the Executive Officer Performance Incentive Plan. In September 2004, in accordance with the provisions of the Executive Officer Performance Incentive Plan, the Governance and Compensation Committee established specific metrics to be used to measure executive officer performance for fiscal 2005. These metrics included the financial performance of the Company and/or a particular business unit and the achievement of individual milestones. In September 2005, the Governance and Compensation Committee reviewed and certified the Executive Officer Performance Incentive Plan results for fiscal 2005. These actions resulted in certain bonuses being paid to each executive officer on September 30, 2005.

Profit Sharing.   The Company distributes 10% of the Company’s quarterly consolidated net after-tax profits to eligible employees of the Company pursuant to a profit sharing program. In their capacity as employees of the Company, executive officers participate in such profit sharing program. The amount that each executive officer receives is determined by a formula, primarily based on the executive officer’s base salary relative to total base salaries for all U.S. employees.

Incentive Bonuses.   From time to time, incentive cash bonuses are approved for payment to employees, including executive officers, for the achievement of milestones or the completion of projects identified as contributing substantially to the Company’s success and the attainment of technological advances.

Equity Compensation

In order to provide incentive to the executive officers of the Company related to long-term growth in the value of the Company’s Common Stock, the Company issues stock options and restricted stock to such persons under the Company’s (i) 2004 Equity Incentive Plan, and (ii) 2001 Stock Option Plan (collectively, the “Stock Plans”). The determination of who received awards under the Stock Plans for fiscal 2005 and the number of stock options and restricted shares awarded to each such recipient was based upon the same criteria utilized to determine base salary.

Other Compensation

In addition to cash and equity compensation programs, the executive officers participate in various other employee benefit plans, including, but not limited to, a time-off plan. Under the time-off plan, all employees of the Company, including executive officers, are allowed to accumulate a predetermined nondiscriminatory number of hours for vacation, holiday, sick time, emergencies and personal needs. Executive officer participation in various professional organizations and associations may also be funded by the Company.

Payment/Exercise Restrictions

In an effort to encourage executive officers to remain employed by the Company and to promote Company performance, many compensation programs for executive officers contain provisions which subject the payment or realization of benefits under such programs to certain conditions. Examples of these conditions include: (i) the individual is employed by the Company or a subsidiary of the Company at the time of payment; and (ii) certification by the Governance and Compensation Committee for executive officer bonuses that relevant goals were achieved. Likewise, stock options granted to executive officers typically have a term of six to ten years and vest 25% each year for a period of four years from the date of grant. The restrictions associated with awards of restricted stock generally lapse in equal installments over a three year period or pursuant to pre-established performance criteria.

CEO Compensation

Steven R. Appleton’s annual base salary is based primarily on his overall and anticipated performance, the Company’s performance and the Governance and Compensation Committee’s assessment of the compensation practices of other peer companies, as identified by professional compensation advisors, including without limitation, certain semiconductor manufacturing companies. In October 2004, based on the recommendations of professional compensation advisors, and taking into account the factors listed above under the heading “Base Salary,” the Governance and Compensation Committee increased Mr. Appleton’s base salary for fiscal 2005 from $800,000 to $850,000. On September 30, 2005, Mr. Appleton received a cash bonus of $517,688 for his performance in fiscal 2005 pursuant to the Executive Officer Performance Incentive Plan. See the discussion under “Executive Officer Performance Incentive Plan” above.

In fiscal 2005, Mr. Appleton was awarded 70,000 shares of restricted stock and options to purchase 420,000 shares of Common Stock. The Company awarded restricted stock and stock options to other executive officers at the same time. The Governance and Compensation Committee did not utilize a plan pursuant to which a predetermined number of restricted shares and stock options were allocated to Mr. Appleton. The amount of Mr. Appleton’s equity award was based upon subjective and objective factors, such as his individual performance, his position in the Company relative to the other executive officers who received awards on the same date, the Company’s overall performance, his length of service with the Company, his past contributions to the success of the Company, his expected contributions to the future success of the Company and competitive market practices.

Governance and Compensation Committee of the Board of Directors,

Robert A. Lothrop
Lawrence N. Mondry
William P. Weber

Compensation Committee Interlocks and Insider Participation

During fiscal 2005, no members of the Governance and Compensation Committee (Messrs. Lothrop, Mondry, Weber and Nicholson) were officers or employees of the Company or any of its subsidiaries. During fiscal 2005, no executive officer of the Company served on the governance and compensation committee (or equivalent), or the board of directors of another entity whose executive officer(s) served on the Company’s Governance and Compensation Committee.

PERFORMANCE GRAPH

The following graph illustrates a five-year comparison of cumulative total returns for the Company’s Common Stock, the S&P 500 Composite Index and the Philadelphia Semiconductor Index (SOX) from August 31, 2000, through August 31, 2005.

Note: Management cautions that the stock price performance information shown in the graph below is provided as of fiscal year-end and may not be indicative of current stock price levels or future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG MICRON TECHNOLOGY, INC., THE S&P 500 COMPOSITE INDEX
AND THE PHILADELPHIA SEMICONDUCTOR INDEX (SOX)

* $100 invested on 8/31/00 in stock or index - including reinvestment of dividends.

The Company operates on a 52/53 week fiscal year which ends on the Thursday closest to August 31. Accordingly, the last day of the Company’s fiscal year varies. For consistent presentation and comparison to the industry indices shown herein, the Company has calculated its stock performance graph assuming an August 31 year-end. The performance graph assumes $100 invested on August 31, 2000, in Common Stock of Micron Technology, Inc., the S&P 500 Composite Index, and the Philadelphia Semiconductor Index (SOX). Any dividends paid during the period presented are assumed to be reinvested. The performance was plotted using the following data:

Performance Graph Data

	2000	2001	2002	2003	2004	2005
Micron Technology, Inc.	$100	$46	$21	$18	$14	$15
S&P 500 Composite Index	100	76	62	70	77	87
Philadelphia Semiconductor Index (SOX)	100	49	26	40	32	42

PROPOSAL 2. APPROVAL OF AN AMENDMENT TO THE 2004 EQUITY INCENTIVE PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 12,000,000

The 2004 Equity Incentive Plan was adopted by the Board of Directors on October 13, 2004, and approved by shareholders in November 2004. On September 27, 2005, the Board of Directors recommended that the 2004 Equity Incentive Plan be amended, subject to the approval of the Company’s shareholders, to increase the shares reserved for issuance thereunder from 14,000,000 to 26,000,000. As of October 14, 2005, 10,668,000 shares were available for issuance under the 2004 Equity Incentive Plan. As of October 14, 2005, there were approximately 18,900 employees (including all current executive officers) eligible to participate in the 2004 Equity Incentive Plan.

A summary of the plan is set forth below. This summary is qualified in its entirety by the full text of the plan, which is attached to this Proxy Statement as Appendix A.

Purpose

The purpose of the plan is to promote the Company’s success by linking the personal interests of its employees, officers, directors and consultants to those of the Company’s shareholders, and by providing participants with an incentive for outstanding performance.

Permissible Awards.   The plan authorizes the grant of awards in any of the following forms:

•       Options to purchase shares of Common Stock, which may be nonstatutory stock options or incentive stock options under the U.S. Internal Revenue Code (the “Code”). The exercise price of an option granted under the plan may not be less than the fair market value of the Company’s Common Stock on the date of grant.

•       Stock appreciation rights, which give the holder the right to receive the excess, if any, of the fair market value of one share of Common Stock on the date of exercise, over the base price of the stock appreciation right.

•       Performance shares, which are payable in Common Stock (or an equivalent value in cash or other property) upon the attainment of performance goals set by the Governance and Compensation Committee of the Board of Directors (the “Committee”).

•       Restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee.

•       Restricted stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance goals set by the Committee.

•       Deferred stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property) in the future, generally without any vesting or performance restrictions.

•       Dividend equivalent rights, which entitle the participant to payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award.

•       Other stock-based awards in the discretion of the Committee, including unrestricted stock grants.

All awards will be evidenced by a written award certificate between the Company and the participant, which will include such provisions as may be specified by the Committee.

Shares Available for Awards

Subject to adjustment as provided in the plan, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted under the plan is 26,000,000. The maximum number of shares that may be issued to one person upon exercise of incentive stock options granted under the plan is 2,000,000. Except for shares surrendered to satisfy tax withholding obligations, only shares actually issued under the plan count against the total number of shares available under the plan. Each share issued pursuant to “full value” awards, such as restricted stock, unrestricted stock, restricted stock units, deferred stock units, performance shares, or other stock-based awards payable in stock reduces the number of shares available for grant by two shares.

Limitations on Awards

The maximum number of shares of Common Stock that may be covered by options and stock appreciation rights granted under the plan to any one person during any one calendar year is 2,000,000. The maximum number of shares of Common Stock that may be granted under the plan in the form of restricted stock, restricted stock units, deferred stock units, performance shares or other stock-based awards under the plan to any one person during any one calendar year is 2,000,000.

Administration

The plan will be administered by the Committee. The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the plan; and make all other decisions and determinations that may be required under the plan. The Board of Directors may at any time administer the plan. If it does so, it will have all the powers of the Committee under the plan.

In addition, the Board or the Committee may expressly delegate to a special committee some or all of the Committee’s authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not executive officers and are not reasonably anticipated to be become officers subject to the deduction limits of Section 162(m) of the Code.

Deductibility under Section 162(m)

Pursuant to Section 162(m) of the Code, the Company may not deduct compensation in excess of $1,000,000 paid to its Chief Executive Officer and the four next most highly compensated executive officers unless such compensation is qualified performance-based compensation. The 2004 Equity Incentive Plan is designed to comply with Code Section 162(m) so that grants of market-priced options and stock appreciation rights under the plan, and other awards that are conditioned on performance goals as described below, will be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and will be fully deductible.

Performance Goals

The Committee may designate any award as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Committee must establish objectively determinable performance goals for the award. Performance goals are based on one or more financial, strategic and operational business criteria specified in the 2004 Equity Incentive Plan. Financial business criteria include, but are not limited to, net income as a percentage of net revenue, gross margin, return on invested capital, and R&D expense. Strategic and operational criteria include, but are not limited to, manufacturing efficiency (including yield enhancement and cycle time reduction), product life cycle management and sales price optimization. The business criteria that may be used for performance goals are specified in section 14.11(b) of the 2004 Equity Incentive Plan.

The Committee must establish such goals within the first 90 days after the beginning of the period for which such performance goal relates (or such other time as may be required or permitted under applicable tax regulations) and the Committee may not increase any award or, except in the case of certain qualified terminations of employment, waive the achievement of any specified goal. Mid-term adjustments of a performance formula are permitted only in the case of a corporate transaction or other event of the type that trigger an adjustment in stock based awards (as discussed below under “Adjustments”).

The Committee may provide with respect to a qualified performance-based award that any evaluation of performance include or exclude unusual and non-recurring financial events such as asset write-downs or impairment charges; litigation settlements; the effect of changes in tax laws or accounting principles affecting reported results; accruals for reorganization and restructuring programs; extraordinary nonrecurring items meriting special accounting treatment, as determined under generally accepted accounting principles; acquisitions or divestitures; and foreign exchange gains and losses. Any payment of an award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

Limitations on Transfer; Beneficiaries

No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order; provided, however, that the Committee may permit other transfers where the Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events

Unless otherwise provided in an award certificate or other governing document, upon the occurrence of a “change in control” of the company (as defined in the 2004 Equity Incentive Plan), all outstanding options and other awards in the nature of rights that may be exercised will become fully exercisable, all time-based vesting restrictions on outstanding awards will lapse, all outstanding performance-based awards will be fully earned based upon an assumed achievement of all relevant performance goals at “target” levels and there will be a pro-rata payout of such performance awards based upon the length of time within the performance period that has elapsed prior to the change in control.

Unless otherwise provided in an award certificate or other governing document, if a participant’s service terminates by reason of death or disability, all of such participant’s outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become fully vested and exercisable, all time-based vesting restrictions on outstanding awards will lapse, all outstanding performance-based awards will be fully earned based upon an assumed achievement of all relevant performance goals at “target” levels and there will be a pro-rata payout of such performance awards based upon the length of time within the performance period that has elapsed prior to the termination of service. In addition, the Committee may in its discretion accelerate awards for any other reason in its discretion. The Committee may discriminate among participants or among awards in exercising such discretion.

Adjustments

In the event of a stock split, a dividend payable in shares of Common Stock, or a combination or consolidation of the Common Stock into a lesser number of shares, the share authorization limits under the plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award. If the Company is involved in another corporate transaction or event that affects the Common Stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the plan (including the number of shares reserved for issuance and the annual grant limits) will be adjusted proportionately, and the Committee may adjust outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment

The 2004 Equity Incentive Plan was approved by the Company’s shareholders at the 2004 Annual Meeting and will terminate on November 18, 2014, unless earlier terminated by the Board or the Committee. The Board or the Committee may, at any time and from time to time, terminate or amend the plan, but if an amendment to the plan would materially increase the number of shares of stock issuable under the plan, expand the types of awards provided under the plan, materially expand the class of participants eligible to participate in the plan, materially extend the term of the plan or otherwise constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. No termination or amendment of the plan may adversely affect any award previously granted under the plan without the written consent of the participant.

The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders or otherwise permitted by the antidilution provisions of the plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing

As indicated above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company’s shareholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underling stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s shareholders.

Certain Federal Tax Effects

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise and vesting of awards under the plan and the subsequent sale of Common Stock acquired under the plan. The tax consequences of awards may vary according to country of participation. Also, the tax consequences of the grant, exercise or vesting of awards vary depending upon the particular circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

Nonstatutory Stock Options.   There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.   There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights.   A participant receiving a stock appreciation right will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and the Company will be allowed as a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Restricted Stock.   Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted Stock Units.   A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon issuance of shares of Common Stock in settlement of a restricted stock unit award, a participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Deferred Stock Units.   A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a deferred stock unit award is granted. Upon issuance of shares of Common Stock in settlement of a deferred stock unit award, a participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Shares.   A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance shares are granted. When the participant receives settlement of the award, the fair market value of the shares of stock (or cash payment) will be ordinary income to the participant, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Benefits to Named Executive Officers and Others

All awards under the 2004 Equity Incentive Plan will be made at the discretion of the Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by any individuals or groups pursuant to the Plan in the future. The following table shows the benefits or awards outstanding under the 2004 Equity Incentive Plan as of October 14, 2005:

Name	Dollar Value	Number of Restricted Shares
Steven R. Appleton	$4,630,800	380,000
Robert J. Gove	1,279,550	105,000
Roderic W. Lewis	1,462,300	120,000
Michael W. Sadler	1,401,450	115,000
Wilbur G. Stover, Jr.	1,401,450	115,000
Executive Officers (10 persons)*	16,171,230	1,327,000
Non-Executive Directors	697,850	55,000
Non-Executive Officer Employee Group	3,460,960	284,000

*                    Includes shares issued to Messrs. Appleton, Gove, Lewis, Sadler and Stover.

Vote Required

Approval of the amendment to the 2004 Equity Incentive Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock that are represented in person or by proxy at the 2005 Annual Meeting. If the amendment to the 2004 Equity Incentive Plan is approved by the shareholders, it will be effective as of the date of the 2005 Annual Meeting.

The Board of Directors recommends voting “FOR” the amendment to the 2004 Equity Incentive Plan.

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has retained PricewaterhouseCoopers LLP (“PwC”) as the Company’s Independent Registered Public Accounting Firm to audit the consolidated financial statements of the Company for the fiscal year ending August 31, 2006, PwC and its predecessor, Coopers and Lybrand LLP, have been the Company’s Independent Registered Public Accounting Firm since fiscal 1985. If the ratification of PwC’s appointment is not approved by a majority of the shares voting thereon, the Audit Committee may reconsider its decision to appoint PwC as the Company’s Independent Registered Public Accounting Firm. Representatives of PwC are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

The Board of Directors recommends voting “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP.

OTHER MATTERS

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote, in their discretion, the shares they represent in accordance with their own judgment on such matters.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Proposals of shareholders of the Company which are intended to be presented at the Company’s 2006 Annual Meeting of Shareholders must be received by the Company at its principal executive offices located at 8000 South Federal Way, Boise, Idaho 83716-9632, no later than June 23, 2006, and must also be in compliance with the Company’s Restated Certificate of Incorporation and Bylaws and with applicable laws and regulations in order to be included in the Proxy Statement and form of proxy relating to that meeting. Proposals which are received after June 23, 2006, will be untimely and will not be considered at the meeting.

THE BOARD OF DIRECTORS
November 7, 2005

APPENDIX A

MICRON TECHNOLOGY, INC.
2004 EQUITY INCENTIVE PLAN

ARTICLE 1
PURPOSE

1.1.   GENERAL.   The purpose of the Micron Technology, Inc. 2004 Equity Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Micron Technology, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2
DEFINITIONS

2.1.   DEFINITIONS.   When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)    “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b)   “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Share, Dividend Equivalent Award, or Other Stock-Based Award granted to a Participant under the Plan.

(c)    “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan.

(d)   “Board” means the Board of Directors of the Company.

(e)    “Change in Control” means and includes the occurrence of any one of the following events:

(i)    individuals who, on the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)   any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)  the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)  approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(f)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations.

(g)    “Committee” means the committee of the Board described in Article 4.

(h)   “Company” means Micron Technology, Inc., a Delaware corporation, or any successor corporation.

(i)    “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, or a Stock

Appreciation Right issued in tandem with an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall continue to the extent provided in a written severance or employment agreement during any period for which severance compensation payments are made to an employee, officer, consultant or director and shall not be considered interrupted in the case of any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(j)     “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(k)   “Disability” or “Disabled” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(l)    “Deferred Stock Unit” means a right granted to a Participant under Article 11.

(m)  “Dividend Equivalent” means a right granted to a Participant under Article 12.

(n)   “Effective Date” has the meaning assigned such term in Section 3.1.

(o)   “Eligible Participant” means an employee, officer, consultant or director of the Company or any Affiliate.

(p)   “Exchange” means the New York Stock Exchange or any other national securities exchange or national market system on which the Stock may from time to time be listed or traded.

(q)   “Fair Market Value” of the Stock, on any date, means: (i) if the Stock is listed or traded on any Exchange, the average closing price for such Stock (or the closing bid, if no sales were reported) as quoted on such Exchange (or the Exchange with the greatest volume of trading in the Stock) for the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the Committee deems reliable; (ii) if the Stock is quoted on the over-the-counter market or is regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of the Stock shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the Committee deems reliable, or (iii) in the absence of an established market for the Stock, the Fair Market Value shall be determined in good faith by the Committee.

(r)    “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock.

(s)    “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(t)    “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(u)   “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(v)    “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(w)   “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(x)    “Other Stock-Based Award” means a right, granted to a Participant under Article 13 that relates to or is valued by reference to Stock or other Awards relating to Stock.

(y)    “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(z)    “Participant” means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(aa)  “Performance Share” means any right granted to a Participant under Article 9 to a unit to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

(bb) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(cc)  “Plan” means the Micron Technology, Inc. 2004 Equity Incentive Plan, as amended from time to time.

(dd) “Public Offering” shall occur on closing date of a public offering of any class or series of the Company’s equity securities pursuant to a registration statement filed by the Company under the 1933 Act.

(ee)  “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 14.10(b), or (ii) an Option or SAR.

(ff)   “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 14.10(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(gg)  “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(hh) “Restricted Stock Unit Award” means the right granted to a Participant under Article 10 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(ii)   “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(jj)    “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 15.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 15.1.

(kk) “Stock” means the $.10 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(ll)   “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(mm)    “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(nn) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(oo) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

3.1.   EFFECTIVE DATE.   The Plan shall be effective as of the date it is approved by both the Board and the stockholders of the Company (the “Effective Date”).

3.2.   TERMINATION OF PLAN.   The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

ARTICLE 4
ADMINISTRATION

4.1.   COMMITTEE.   The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m)) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the

Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2.   ACTION AND INTERPRETATIONS BY THE COMMITTEE.   For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3.   AUTHORITY OF COMMITTEE.   Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a)    Grant Awards;

(b)   Designate Participants;

(c)    Determine the type or types of Awards to be granted to each Participant;

(d)   Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)    Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, base price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f)    Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, in accordance with Article 14, based in each case on such considerations as the Committee in its sole discretion determines;

(g)    Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(h)   Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(i)    Decide all other matters that must be determined in connection with an Award;

(j)     Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(k)   Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(l)    Amend the Plan or any Award Certificate as provided herein; and

(m)  Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

Notwithstanding the above, the Board or the Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters, to (i) designate officers, employees and/or consultants of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.4.   AWARD CERTIFICATES.   Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1.   NUMBER OF SHARES.   Subject to adjustment as provided in Sections 5.2 and 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 26,000,000; provided, however, that each Share issued under the Plan pursuant to a Full Value Award shall reduce the number of available Shares by two (2) shares. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 2,000,000.

5.2.   SHARE COUNTING.

(a)    To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b)   Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(c)    If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares issued in excess of the delivery or attestation (less any shares delivered by the optionee to satisfy an applicable tax withholding obligation) shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(d)   To the extent that the full number of Shares subject to an Option is not issued upon exercise of the Option for any reason, only the number of Shares issued and delivered upon exercise of the Option shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan. Nothing in this subsection shall imply that any particular type of cashless exercise of an Option is permitted under the Plan, that decision being reserved to the Committee or other provisions of the Plan.

5.3.   STOCK DISTRIBUTED.   Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4.   LIMITATION ON AWARDS.   Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 2,000,000. The maximum aggregate grant with respect to Awards of Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or other Stock-Based Awards (other than Options or SARs) granted in any one calendar year to any one Participant shall be 2,000,000.

ARTICLE 6
ELIGIBILITY

6.1.   GENERAL.   Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.

ARTICLE 7
STOCK OPTIONS

7.1.   GENERAL.   The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)    EXERCISE PRICE.   The exercise price per Share under an Option shall be determined by the Committee; provided that the exercise price for any Option shall not be less than the Fair Market Value as of the Grant Date.

(b)   TIME AND CONDITIONS OF EXERCISE.   The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date. The Committee may permit an arrangement whereby receipt of Stock upon exercise of an Option is delayed until a specified future date.

(c)    PAYMENT.   The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants; provided, however, that if Shares are used to pay the exercise price of an Option, such Shares must have been held by the Participant for at least such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles as a result of the exercise of the Option.

(d)   EXERCISE TERM.   In no event may any Option be exercisable for more than ten years from the Grant Date.

(e)    SUSPENSION.   Any Participant who is also a participant in the Retirement at Micron (“RAM”) Section 401(k) Plan and who requests and receives a hardship distribution from the RAM Plan, is prohibited from making, and must suspend, his or her employee elective contributions and employee contributions including, without limitation on the foregoing, the exercise of any Option granted from the date of receipt by that employee of the RAM hardship distribution.

7.2.   INCENTIVE STOCK OPTIONS.   The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a)    EXERCISE PRICE.   The exercise price of an Incentive Stock Option shall not be less than the Fair Market Value as of the Grant Date.

(b)   LAPSE OF OPTION.   Subject to any earlier termination provision contained in the Award Certificate, an Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Nonstatutory Stock Option:

(1)   The expiration date set forth in the Award Certificate.

(2)   The tenth anniversary of the Grant Date.

(3)   Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death.

(4)   One year after the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(5)   One year after the termination of the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 14, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.

(c)    INDIVIDUAL DOLLAR LIMITATION.   The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(d)   TEN PERCENT OWNERS.   No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

(e)    EXPIRATION OF AUTHORITY TO GRANT INCENTIVE STOCK OPTIONS.   No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the date the Plan was adopted by the Board, or the termination of the Plan, if earlier.

(f)    RIGHT TO EXERCISE.   During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(g)    ELIGIBLE GRANTEES.   The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or a Parent or Subsidiary.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1.   GRANT OF STOCK APPRECIATION RIGHTS.   The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)    RIGHT TO PAYMENT.   Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1)   The Fair Market Value of one Share on the date of exercise; over

(2)   The base price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)   OTHER TERMS.   All awards of Stock Appreciation Rights shall be evidenced by an Award Certificate. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

ARTICLE 9
PERFORMANCE SHARES

9.1.   GRANT OF PERFORMANCE SHARES.   The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Shares as provided in Section 4.3. All Performance Shares shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Shares are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

9.2.   PERFORMANCE GOALS.   The Committee may establish performance goals for Performance Shares which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in amount determined by the Committee. The foregoing two sentences shall not apply with respect to an Award of Performance Shares that is intended to be a Qualified Performance-Based Award.

9.3.   RIGHT TO PAYMENT.   The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent value in cash or other property, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number of the Performance Shares that will be earned by the Participant.

9.4.   OTHER TERMS.   Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate.

ARTICLE 10
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

10.1.   GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS.  Subject to the terms and conditions of this Article 10, the Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee.  An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

10.2.   ISSUANCE AND RESTRICTIONS.  Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock); provided, however, at a minimum, all Restricted Stock and Restricted Stock Units shall be subject to the restrictions set forth in Section 14.4 for a period of no less than (a) one year from the date of award with respect to Restricted Stock or Restricted Stock Units subject to restrictions that lapse based upon satisfaction of performance goals, and (b) three years from the date of award with respect to Restricted Stock or Restricted Stock Units subject to time-based restrictions that lapse based upon one’s Continuous Status as a Participant.  For avoidance of doubt, nothing in the foregoing shall preclude any applicable restriction, including those set forth in Section 14.4 hereof, from lapsing ratably, including, but not limited to, roughly annual increments over three years, with respect to the Restricted Stock or Restricted Stock Units referred to in Section 10.2(b).  Moreover, nothing in the foregoing shall preclude or be interpreted to preclude Awards to Non-employee Directors from containing a period of restriction shorter than that set forth above.  Finally, nothing in this Section 10.2 shall be deemed or interpreted to preclude the waiver, lapse or the acceleration of lapse, of any restrictions with respect to Restricted Stock or Restricted Stock Units in accordance with or as permitted by Sections 14.7 through Section 14.9, respectively, Article 15 or any other provision of the Plan.  Subject to the remaining terms and conditions of the Plan, these restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.  Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units.

10.3.   FORFEITURE.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Certificate, subject to the terms and conditions of the Plan, that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, including, but not limited to, death, Disability, or for the convenience or in the best interests of the Company.

10.4.   DELIVERY OF RESTRICTED STOCK.   Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees)

designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11
DEFERRED STOCK UNITS

11.1.   GRANT OF DEFERRED STOCK UNITS.   The Committee is authorized to grant Deferred Stock Units to Participants subject to such terms and conditions as may be selected by the Committee. Deferred Stock Units shall entitle the Participant to receive Shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections. An Award of Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms and conditions applicable to the Award.

ARTICLE 12
DIVIDEND EQUIVALENTS

12.1.   GRANT OF DIVIDEND EQUIVALENTS.   The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested.

ARTICLE 13
STOCK OR OTHER STOCK-BASED AWARDS

13.1.   GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.   The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14
PROVISIONS APPLICABLE TO AWARDS

14.1.   STAND-ALONE AND TANDEM AWARDS.   Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan. Subject to Section 16.2, awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

14.2.   TERM OF AWARD.   The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from its Grant Date (or, if Section 7.2(d) applies, five years from its Grant Date).

14.3.   FORM OF PAYMENT FOR AWARDS.   Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

14.4.   LIMITS ON TRANSFER.   No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.5.   BENEFICIARIES.   Notwithstanding Section 14.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

14.6.   STOCK CERTIFICATES.   All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.7.   ACCELERATION UPON A CHANGE IN CONTROL.   Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the occurrence of a Change in Control, all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, and all time-based vesting restrictions on outstanding Awards shall lapse. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the occurrence of a Change in Control, the target payout opportunities attainable under all outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be prorata payout to Participants within thirty (30) days following the effective date of the Change in Control based upon the length of time within the performance period that has elapsed prior to the Change in Control.

14.8.   ACCELERATION UPON DEATH OR DISABILITY.   Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the Participant’s death or Disability during his or her Continuous Status as a Participant, (i) all of such Participant’s outstanding

Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all of such Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be a prorata payout to the Participant or his or her estate within thirty (30) days following the date of termination based upon the length of time within the performance period that has elapsed prior to the date of termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Awards Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.9.   ACCELERATION FOR ANY OTHER REASON.   Regardless of whether an event has occurred as described in Section 14.7 or 14.8 above, and subject to Section 14.11 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare; provided, however, the Committee shall not exercise such discretion with respect to Full Value Awards comprised of Shares of Restricted Stock or Restricted Stock Units which, in the aggregate, exceed five percent (5%) of the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan; provided, further, that when calculating whether the five percent (5%) maximum has been reached, the Committee shall not count or consider any Shares of Restricted Stock or Restricted Stock Units granted to Non-Employee Directors or regarding which the Committee accelerated vesting rights, waived restrictions or determined performance-based criteria had been satisfied resulting from an event described in Section 14.7, 24.8. Article 15, a Participant’s termination of employment or separation from service resulting from death, Disability or for the convenience or in the bests interests of the Company.  The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.9.

14.10.   EFFECT OF ACCELERATION.   If an Award is accelerated under Section 14.7, Section 14.8 or Section 14.9, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.11.   QUALIFIED PERFORMANCE-BASED AWARDS.

(a)    The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption; provided that the exercise or base price of such Award is not less than the Fair Market Value of the Shares on the Grant Date.

(b)   When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a unit, division, region, department or function within the Company or an Affiliate:

•        Gross and/or net revenue (including whether in the aggregate or attributable to specific products)

•        Cost of Goods Sold and Gross Margin

•        Costs and expenses, including Research & Development and Selling, General & Administrative

•        Income (gross, operating, net, etc.)

•        Earnings, including before interest, taxes, depreciation and amortization (whether in the aggregate or on a per share basis

•        Cash flows and share price

•        Return on investment, capital, equity

•        Manufacturing efficiency (including yield enhancement and cycle time reductions), quality improvements and customer satisfaction

•        Product life cycle management (including product and technology design, development, transfer, manufacturing introduction, and sales price optimization and management)

•        Economic profit or loss

•        Market share

•        Employee retention, compensation, training and development, including succession planning

•        Objective goals consistent with the Participant’s specific officer duties and responsibilities, designed to further the financial, operational and other business interests of the Company, including goals and objectives with respect to regulatory compliance matters.

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms (including completion of pre-established projects, such as the introduction of specified products), in percentages, or in terms of growth from period to period or growth rates over time as well as measured relative to an established or specially-created performance index of Company competitors, peers or other members of high tech industries. Any member of an index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

(c)    Each Qualified Performance-Based Award (other than an Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, including the condition as to continued employment as set forth in subsection (g) below, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, in its sole and absolute discretion, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant, or upon a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as ninety (90) days and may be any longer period.

(d)   The Committee may provide in any Qualified Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form and at a time that meets the requirements of Code Section 162(m) for deductibility.

(e)    Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to subsection (c) above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Written certification may take the form of a Committee resolution passed by a majority of the Committee at a properly convened meeting or through unanimous action by the Committee via action by written consent. The certification requirement also may be satisfied by a separate writing executed by the Chairman of the Committee, acting in his capacity as such, following the foregoing Committee action or by the Chairman executing approved minutes of the Committee in which such determinations were made. Except as specifically provided in subsection (c), no Qualified Performance-Based Award held by a Covered Employee or an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

(f)    Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

(g)    With respect to a Participant who is an officer of the Company, any payment of a Qualified Performance-Based Award granted with performance goals pursuant to subsection (c) above shall be conditioned on the officer having remained continuously employed by the Company or an Affiliate for the entire performance or measurement period, including, as well, through the date of determination and certification of the payment of any such Award pursuant to subsection (e) above (the “Certification Date”). For purposes of the Plan, with respect to any given performance or measurement period, an officer of the Company who (i) terminates employment (regardless of cause) or who otherwise ceases to be an officer, prior to the Certification Date and (ii) who, pursuant to a separate contractual arrangement with the Company is entitled to receive payments from the

Company thereunder extending to or beyond such Certification Date as a result of such termination or cessation in officer status, shall be deemed to have been employed by the Company as an officer through the Certification Date for purposes of payment eligibility.

14.12.   TERMINATION OF EMPLOYMENT.   Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

14.13.   DEFERRAL.   Subject to applicable law, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Shares, and Other Stock-Based Awards. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.

14.14.   FORFEITURE EVENTS.   The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

14.15.   SUBSTITUTE AWARDS.   The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15
CHANGES IN CAPITAL STRUCTURE

15.1.   GENERAL.   In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust the Plan and Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. In addition, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash or other property rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that applicable performance targets and performance periods for Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16
AMENDMENT, MODIFICATION AND TERMINATION

16.1.   AMENDMENT, MODIFICATION AND TERMINATION.   The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

16.2.   AWARDS PREVIOUSLY GRANTED.   At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)    Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)   The original term of an Option may not be extended without the prior approval of the stockholders of the Company;

(c)    Except as otherwise provided in Article 15, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d)   No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

ARTICLE 17
GENERAL PROVISIONS

17.1.   NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS.   No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

17.2.   NO STOCKHOLDER RIGHTS.   No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.3.   WITHHOLDING.   The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. If Shares are surrendered to the Company to satisfy withholding obligations in excess of the minimum withholding obligation, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles. The Company shall have the authority to require a Participant to remit cash to the Company in lieu of the surrender of Shares for tax withholding obligations if the surrender of Shares in satisfaction of such withholding obligations would result in the Company’s recognition of expense under generally accepted accounting principles. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

17.4.   NO RIGHT TO CONTINUED SERVICE.   Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

17.5.   UNFUNDED STATUS OF AWARDS.   The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

17.6.   RELATIONSHIP TO OTHER BENEFITS.   No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

17.7.   EXPENSES.   The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.8.   TITLES AND HEADINGS.   The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.9.   GENDER AND NUMBER.   Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.10.   FRACTIONAL SHARES.   No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.11.   GOVERNMENT AND OTHER REGULATIONS.

(a)    Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)   Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.12.   GOVERNING LAW.   To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

17.13.   ADDITIONAL PROVISIONS.   Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

17.14.   NO LIMITATIONS ON RIGHTS OF COMPANY.   The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

17.15.   INDEMNIFICATION.   Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Directions to the
2005 Annual Meeting of Shareholders

To be held at
Micron’s Headquarters
8000 S. Federal Way, Boise, ID
Tuesday, December 6, 2005, 9:00 a.m.

This Proxy is solicited on behalf of the Board of Directors

2005 ANNUAL MEETING OF SHAREHOLDERS

DECEMBER 6, 2005

The undersigned shareholder(s) of Micron Technology, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of 2005 Annual Meeting of Shareholders and Proxy Statement, each dated November 7, 2005, and hereby appoints Steven R. Appleton and W. G. Stover, Jr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Shareholders of Micron Technology, Inc., to be held December 6, 2005, at 9:00 a.m., Mountain Standard Time, at the Company’s headquarters located at 8000 South Federal Way, Boise, Idaho 83716-9632, and at any adjournment or adjournments thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.	ELECTION OF DIRECTORS	☐	FOR nominees listed below	☐	WITHHOLD authority to vote for all
			(except as indicated)		nominees listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below:
Steven R. Appleton; James W. Bagley; Mercedes Johnson; Robert A. Lothrop; Lawrence N. Mondry; Gordon C. Smith; William P. Weber

2.      PROPOSAL BY THE COMPANY TO APPROVE AN AMENDMENT TO THE COMPANY’S 2004 EQUITY INCENTIVE PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 12,000,000

☐ FOR	☐ AGAINST	☐ ABSTAIN

(to be signed on reverse side)

(continued from other side)

3.      PROPOSAL BY THE COMPANY TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING AUGUST 31, 2006

☐ FOR	☐ AGAINST	☐ ABSTAIN

and in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote, in their discretion, provided that they will not vote in the election of directors for persons for whom authority to vote has been withheld.

Dated

Signature

Signature

(This proxy should be voted, signed, and dated by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)